Exhibit 99.1(d)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the shares of Common Stock, $0.001 par value, of Future FinTech Group Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 6, 2017	SkyPeople International Holdings Group Limited

	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Sole Director

V.X. Fortune Capital Limited

	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Sole Director

Fancylight Limited

	By:	/s/ Zeyao Xue
	Name:	Zeyao Xue
	Title:	Sole Director

Yongke Xue

/s/ Yongke Xue

Golden Dawn International Limited

	By:	/s/ Hongke Xue
	Name:	Hongke Xue
	Title:	Sole Director

Zeyao Xue

/s/ Zeyao Xue

China Tianren Organic Food Holding Company Limited

	By:	/s/ Hongke Xue
	Name:	Hongke Xue
	Title:	Sole Director

Hongke Xue

/s/ Hongke Xue